EXHIBIT 10.8

GLANCY BINKOW & GOLDBERG LLP
Lionel Z. Glancy #134180
Peter A. Binkow #173848
Michael Goldberg #188669
Susan Kepfer #141724
1801 Ave. of the Stars Suite 311
Los Angeles, California 90067
Tel: (310) 201-9150
Fax: (310) 201-9160

Attorneys for Lead Plaintiff and the
Settlement Class

Additional Counsel Listed On Signature Page

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

In re INTERMUNE, INC. SECURITIES	)
LITIGATION	)
	)	Master File No. C-03-2954-SI
)
)
	)	CLASS ACTION
)
This Document Relates To:	)
	)	STIPULATION OF SETTLEMENT
ALL ACTIONS.	)
)
)

STIPULATION OF SETTLEMENT – C-03-2954-SI

      This Stipulation of Settlement dated as of May 6, 2005 (the “Stipulation”), is made and entered into by and among the Settling Parties (as defined further in Subsection 1.22 of Section IV hereof) to the above-entitled Litigation: (i) the Lead Plaintiff (on behalf of himself and each of the Settlement Class Members), by and through his counsel of record in the Litigation; and (ii) the Defendants, by and through their counsel of record in the Litigation. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims, upon and subject to the terms and conditions hereof.

I. THE LITIGATION

      On and after June 1, 2003, the following actions were filed in the United States District Court for the Northern District of California as securities class actions on behalf of purchasers of InterMune, Inc. common stock during a respective defined period of time:

	Abbreviated Case Name	Case Number	Date Filed

(a)	Lombardi v. InterMune, Inc., et al.	C-03-3068	06/01/03

(b)	Johnson v. Harkonen et al.	C-03-2954	06/25/03

(c)	Mahoney, Jr. v. InterMune, Inc., et al.	C-03-3273	07/14/03

These actions were consolidated for all purposes by an Order of the Court filed November 6, 2003. The consolidated actions are referred to herein collectively as the “Litigation.”

      The operative complaint in the Litigation is the Second Amended and Consolidated Class Action Complaint for Violations of Federal Securities Laws (the “Complaint”), filed August 23, 2004. The Complaint alleges violations of §§10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder on behalf of a class of purchasers of InterMune common stock during the period January 7, 2003 through June 11, 2003 (the “Class” and the “Class Period”).

II. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

      The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Lead Plaintiff in the Complaint. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the

STIPULATION OF SETTLEMENT – C-03-2954-SI

Litigation. The Defendants also have denied and continue to deny, inter alia, the allegations that the Lead Plaintiff or the Settlement Class have suffered damage, that the price of InterMune common stock was artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, and that the Lead Plaintiff or the Settlement Class were harmed by the conduct alleged in the Complaint.

      Nonetheless, the Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Litigation. The Defendants have, therefore, determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

III. CLAIMS OF THE LEAD PLAINTIFF AND BENEFITS OF SETTLEMENT

      This case was brought as a class action alleging that the Defendants made false and misleading statements about sales of Actimmune, InterMune’s lead product, resulting in the artificial inflation of the price of InterMune common stock during the Class Period, and that shareholders who purchased InterMune’s common stock while it was inflated were injured when the misleading nature of Defendants’ statements was revealed and the price of the stock dropped.

      The Lead Plaintiff believes that the claims asserted in the Litigation have merit and that the evidence developed to date supports those claims. However, the Lead Plaintiff recognizes and acknowledges the expense and delay of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals. The Lead Plaintiff also has taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, including the possibility that the claims herein could be dismissed before trial, as well as the difficulties and delays inherent in such litigation. The Lead Plaintiff also is mindful of the inherent problems of proof under and possible defenses to the securities law violations asserted in the Litigation, including the difficulties that he may face in attempting to prove that Defendants’ misleading statements were the cause of Settlement Class Members’

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damages. Further, the Settling Parties negotiated additional consideration to be allocated to Settling Class Members who purchased InterMune stock during an additional period beyond that included in the Complaint, August 8, 2002 through January 6, 2003, for whom the above-referenced litigation problems would be more pronounced.

      The Lead Plaintiff believes that the settlement set forth in the Stipulation confers substantial benefits upon the Settlement Class. Based on their evaluation, the Lead Plaintiff and Lead Counsel have determined that the settlement set forth in the Stipulation is in the best interests of the Lead Plaintiff and the Settlement Class.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

      NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Lead Plaintiff (for himself and the Settlement Class Members) and the Defendants, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed with prejudice, as to all Defendants, upon and subject to the terms and conditions of the Stipulation, as follows.

      1. Definitions

      As used in the Stipulation the following terms have the meanings specified below:

      1.1. “Authorized Claimant” means any Settlement Class Member whose claim for recovery has been allowed, in whole or in part, pursuant to the terms of the Stipulation.

      1.2. “Claimant” means any Settlement Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

      1.3. “Claims Administrator” means the firm of Complete Claims Solutions, Inc.

      1.4. “Defendants” means InterMune and the Individual Defendants.

      1.5. “Effective Date” means the first date by which all of the events and conditions specified in ¶7.1 of the Stipulation have been met and have occurred.

      1.6. “Escrow Agent” means Ira A. Schochet.

      1.7. “Final” means when (i) three (3) business days shall expired after the time in which to appeal the Judgment has passed without any appeal having been taken (which date shall

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be deemed to be thirty-three (33) days following the entry of the Judgment, unless the date to take such an appeal shall have been extended by Court order or otherwise, or unless the 33rd day falls on a weekend or a Court holiday, in which case the date for purposes of this Stipulation shall be deemed to be the next business day after such 33rd day); or (ii) if such an appeal is taken, three (3) business days after the determination of that appeal in such a manner as to permit the consummation of the settlement substantially in accordance with the terms and conditions of this Stipulation. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and reimbursement of costs, reimbursement of Lead Plaintiff’s costs and expenses, or the Plan of Allocation of the Settlement Fund.

      1.8. “Individual Defendants” means W. Scott Harkonen and Sharon Surrey-Barbari.

      1.9. “InterMune” means InterMune, Inc.

      1.10. “Judgment” means the judgment to be entered by the Court, substantially in the form attached hereto as Exhibit B.

      1.11. “Lead Counsel” means Goodkind Labaton Rudoff & Sucharow LLP.

      1.12. “Lead Plaintiff” means Lance A. Johnson.

      1.13. “Person” means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

      1.14. “Plan of Allocation” means a plan or formula of allocation of the Settlement Fund whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the settlement, Taxes and Tax Expenses and such attorneys’ fees, attorneys’ and Lead Plaintiff’s costs and expenses, and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation and Defendants and their Related Parties shall have no responsibility therefore or liability with respect thereto.

      1.15. “Related Parties” means each of a Defendant’s past or present directors, officers, employees, partners, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, investment advisors, personal or legal representatives, predecessors,

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successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of an Individual Defendant’s immediate family, or any trust of which the Individual Defendant is the settlor or which is for the benefit of the Individual Defendant’s family.

      1.16. “Released Claims” shall collectively mean all claims (including “Unknown Claims” as defined in ¶1.23 hereof), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations, by the Lead Plaintiff or any Settlement Class Member against the Defendants arising out of, relating to, or in connection with the purchase of InterMune common stock by the Lead Plaintiff or any Settlement Class Member during the Settlement Class Period.

      1.17. “Released Persons” means each and all of the Defendants and each and all of their Related Parties.

      1.18. “Settlement Class” means all Persons who purchased InterMune common stock during the period between August 8, 2002 and June 11, 2003, inclusive. Excluded from the Settlement Class are Defendants, members of the immediate families of the Individual Defendants, any entity in which any Defendant has or had a controlling interest, current or former directors and officers of InterMune, and the legal representatives, heirs, successors, or assigns of any such excluded person or entity. Also excluded from the Settlement Class are those Persons who timely and validly request exclusion from the Settlement Class pursuant to the Notice of Pendency and Proposed Settlement of Class Action.

      1.19. “Settlement Class Member” or “Member of the Settlement Class” mean a Person who falls within the definition of the Settlement Class as set forth in ¶1.18 of the Stipulation.

      1.20. “Settlement Class Period” means the period commencing on August 8, 2002 through June 11, 2003, inclusive.

STIPULATION OF SETTLEMENT – C-03-2954-SI	5

      1.21. “Settlement Fund” means the principal amount of Ten Million Four Hundred Thousand Dollars ($10,400,000) in cash to be paid by one or more wire transfers to the Escrow Agent pursuant to ¶2.1 of this Stipulation, plus all interest earned thereon pursuant to ¶¶2.1, 2.2 and 2.6.

      1.22. “Settling Parties” means, collectively, each of the Defendants and the Lead Plaintiff on behalf of himself and Settlement Class Members.

      1.23. “Unknown Claims” shall collectively mean all claims, demands, rights, liabilities, and causes of action of every nature and description which the Lead Plaintiff or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement.

      2. The Settlement

          a. The Settlement Fund

      2.1. The principal amount of $10,400,000 in cash shall be transferred by or on behalf of Defendants to the Escrow Agent within 28 days after execution of this Stipulation. If the agreed upon sum is not timely transferred to the Escrow Agent, the untransferred portion shall bear interest at 8% per annum from the date due until such amount, plus the accumulated interest, is transferred to the Escrow Agent. Within 10 days of execution of the Stipulation, Lead Counsel shall provide to InterMune’s counsel wire transfer instructions for the transfer of the Settlement Fund to the Escrow Agent.

          b. The Escrow Agent

      2.2. The Escrow Agent shall invest the Settlement Fund deposited pursuant to ¶2.1 hereof in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates, or if approved by Lead Counsel, may invest the Settlement Fund in money market funds of any of the

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one hundred largest banks in the United States. The Settling Defendants shall bear no risks related to investment of the Settlement Funds.

      2.3. The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of counsel for Defendants.

      2.4. Subject to further order and/or direction as may be made by the Court, the Escrow Agent is authorized to execute such transactions on behalf of the Settlement Class Members as are consistent with the terms of the Stipulation.

      2.5. All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

      2.6. Within five (5) days after payment of the Settlement Fund to the Escrow Agent pursuant to ¶2.1 hereof, the Escrow Agent may establish a “Class Notice and Administration Fund,” and may deposit up to $100,000 from the Settlement Fund in it. The Class Notice and Administration Fund may be used by Lead Counsel to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Settlement Class, locating Settlement Class Members, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any. The Class Notice and Administration Fund may also be invested and earn interest as provided for in ¶2.2 of this Stipulation. In no event shall Defendants or their Related Parties have any responsibility for or liability with respect to the Escrow Agent or its actions or the Class Notice and Administration Fund.

          c. Taxes

      2.7. 1. Settling Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a “qualified settlement fund” within the meaning of Treas. Reg. §1.468B-1. In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this ¶2.7, including the “relation-back election” (as defined in Treas. Reg.

STIPULATION OF SETTLEMENT – C-03-2954-SI	7

§1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

          (a) For the purpose of §468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. §1.468B-2(k)). Such returns (as well as the election described in ¶2.7(a) hereof) shall be consistent with this ¶2.7 and in all events shall reflect that all Taxes (including any estimated Taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in ¶2.7(c) hereof.

          (b) All (a) Taxes (including any estimated Taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any Taxes or tax detriments that may be imposed upon the Defendants or their Related Parties with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes (“Taxes”), and (b) expenses and costs incurred in connection with the operation and implementation of this ¶2.7 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this ¶2.7) (“Tax Expenses”), shall be paid out of the Settlement Fund; in no event shall the Defendants or their Related Parties have any responsibility for or liability with respect to the Taxes or the Tax Expenses. The Escrow Agent shall indemnify and hold each of the Defendants and their Related Parties harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to

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withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. §1.468B-2(1)(2)); neither the Defendants nor their Related Parties are responsible therefor nor shall they have any liability with respect thereto. The parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this ¶2.7.

          (c) For the purpose of this ¶2.7, references to the Settlement Fund shall include both the Settlement Fund and the Class Notice and Administration Fund and shall also include any earnings thereon.

          d. Termination of Settlement

      2.8. In the event that the Stipulation is not approved, or is terminated, canceled, or otherwise fails to become effective in accordance with its terms, the Settlement Fund (including accrued interest) less expenses actually incurred or due and owing in connection with the settlement provided for herein shall be refunded pro rata to the entities contributing to the Settlement Fund, as provided in ¶7.3 below.

      3. Notice Order and Settlement Hearing

      3.1. Promptly after execution of the Stipulation, the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the “Notice Order”), substantially in the form of Exhibit A hereto, requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, the certification of the Settlement Class for settlement purposes, and approval for mailing the Notice of Pendency and Proposed Settlement of Class Action (the “Notice”) substantially in the form of Exhibit A-1 hereto and publication of a summary notice substantially in the form of Exhibit A-3 hereto. The Notice shall include the general terms of the settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Attorneys’ Fee, and Attorneys’ and Lead Plaintiff’s Reimbursement of Expense, Applications and the date of the Settlement Hearing.

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      3.2. Lead Counsel shall request that after notice is given, the Court hold a hearing (the “Settlement Hearing”) and approve the settlement of the Litigation as set forth herein. At or after the Settlement Hearing, Lead Counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Reimbursement of Expense Applications.

      4. Releases

      4.1. With respect to any and all Released Claims, including but not limited to Unknown Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiff shall expressly waive, and each of the Settlement Class Members shall be deemed to have waived, and by operation of the Judgment shall have waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Lead Plaintiff shall expressly and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Lead Plaintiff and Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Lead Plaintiff shall expressly fully, finally and forever settle and release, and each Settlement Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or

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existence of such different or additional facts. The Lead Plaintiff acknowledges, and the Settlement Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

      4.2. Upon the Effective Date, as defined in ¶1.5 hereof, the Lead Plaintiff and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Persons, whether or not such Settlement Class Member executes and delivers a Proof of Claim and Release form.

      4.3. The Proof of Claim and Release to be executed by Settlement Class Members shall release all Released Claims against the Released Persons and shall be substantially in the form contained in Exhibit A-2 hereto.

      4.4. Upon the Effective Date, as defined in ¶1.5 hereof, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settlement Class Members and their counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.

5.	Administration and Calculation of Claims, Final Awards and Supervision and Distribution of Settlement Fund

      5.1. Under the supervision of Lead Counsel, the Claims Administrator shall administer and calculate the claims submitted by Settlement Class Members.

      5.2. The Settlement Fund shall be applied as follows:

          (a) to pay the Taxes and Tax Expenses described in ¶2.7 hereof;

          (b) to pay all the costs and expenses reasonably and actually incurred in connection with providing notice, locating Settlement Class Members, administering and

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distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any;

          (c) to pay attorneys’ fees and expenses, and Lead Plaintiff’s expenses, with interest thereon (the “Fee and Expense Awards”), if and to the extent allowed by the Court; and

          (d) to distribute the balance of the Settlement Fund (the “Net Settlement Fund”) to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.

      5.3. Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following.

      5.4. Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release, substantially in the form of Exhibit A-2 hereto, signed under penalty of perjury and supported by such documents as are specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

      5.5. Except as otherwise ordered by the Court, all Settlement Class Members who fail to timely submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Stipulation and the settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the releases contained herein, and the Judgment.

      5.6. The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation to be described in the Notice and approved by the Court. If there is any balance remaining in the Net Settlement Fund after six (6) months from the date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise), the Claims Administrator, acting under the supervision of Lead

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Counsel, shall, if feasible, reallocate such balance among Authorized Claimants in an equitable and economic fashion. Thereafter, any balance which still remains in the Net Settlement Fund shall be donated to an appropriate non-profit organization, subject to approval by the Court.

      5.7. This is not a claims-made settlement and, if all conditions of the Stipulation are satisfied and the settlement becomes Final, no portion of the Settlement Fund will be returned to the Defendants or their insurers. The Defendants and their Related Parties shall have no responsibility for, interest in, or liability whatsoever with respect to the distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes or Tax Expenses, or any losses incurred in connection therewith.

      5.8. No Person shall have any claim against Lead Counsel, the Claims Administrator or other entity designated by Lead Counsel based on distributions made substantially in accordance with the Stipulation and the settlement contained herein, the Plan of Allocation, or further order(s) of the Court.

      5.9. It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court’s Judgment approving the Stipulation and the settlement set forth therein, or any other orders entered pursuant to the Stipulation.

      6. Applications for Fees and Reimbursement of Expenses

      6.1. Counsel for plaintiffs, separately or together, and Lead Plaintiff may submit applications (the “Fee and Expense Applications”) for distributions to them from the Settlement Fund for: (a) an award of attorneys’ fees; (b) reimbursement to the attorneys of actual expenses, including the fees of any experts or consultants, incurred in connection with prosecuting the Litigation; (c) reimbursement to Lead Plaintiff of the costs and expenses he incurred directly

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related to his representation of the Class and the Settlement Class, in an amount not to exceed three thousand , nine hundred and eighteen dollars ($3,918), and plus any interest on such fees and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid), as may be awarded by the Court.

      6.2. The fees and expenses, as awarded by the Court, shall be paid to plaintiffs’ counsel and Lead Plaintiff from the Settlement Fund, as ordered, immediately after the Court executes an order awarding such fees and expenses. In the event that the Effective Date does not occur, or the Judgment or the order making the Attorneys Fee and Expense Award, or the Lead Plaintiff Expense Award, is reversed or modified, or the Stipulation is canceled or terminated for any other reason, and in the event that the Attorney Fee and Expense Award and/or the Lead Plaintiff Expense Award has been paid to any extent, then plaintiffs’ counsel, and/or the Lead Plaintiff, shall within five (5) business days from receiving notice from Defendants’ counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund the fees and expenses previously paid to either or both of them from the Settlement Fund plus interest thereon at the same rate as earned on the cash portion of the Settlement Fund in an amount consistent with such reversal or modification.

      6.3. The procedure for and the allowance or disallowance by the Court of any applications by plaintiffs’ counsel for attorneys’ fees and expenses, including the fees of experts and consultants, and by Lead Plaintiff for reimbursement of costs and expenses, to be paid out of the Settlement Fund, are not part of the settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceedings relating to the Fee and Expense Applications, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the settlement of the Litigation set forth therein.

      6.4. Defendants and their Related Parties shall have no responsibility for or liability with respect to any payment of attorneys’ fees and expenses to plaintiffs’ counsel, and

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reimbursement of the Lead Plaintiff’s expenses, over and above payment from the Settlement Fund.

7.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

      7.1. The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

          (a) Defendants or their insurers have timely made their contributions to the Settlement Fund as required by ¶2.1 hereof;

          (b) the Court has entered the Notice Order, as required by ¶3.1 hereof;

          (c) the Court has entered the Judgment, or a judgment substantially in the form of Exhibit B hereto; and

          (d) the Judgment has become Final, as defined in ¶1.7 hereof.

      7.2. Upon the occurrence of all of the events referenced in ¶7.1 hereof, any and all remaining interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished. If all of the conditions specified in ¶7.1 hereof are not met, then the Stipulation shall be canceled and terminated subject to ¶7.4 hereof unless Lead Counsel and counsel for Defendants and their insurers mutually agree in writing to proceed with the Stipulation.

      7.3. Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within forty-five (45) calendar days after the occurrence of such event and in accordance with the terms of ¶2.8 hereof, the Settlement Fund (including accrued interest), plus any amount then remaining in the Class Notice and Administration Fund (including accrued interest), less expenses and any costs which have either been disbursed pursuant to ¶2.6 hereof or are determined to be chargeable to the Class Notice and Administration Fund, shall be refunded by the Escrow Agent to the respective entities that contributed to the Settlement Fund, pursuant to written instructions from InterMune. At the request of counsel to InterMune, the Escrow Agent or its designee shall apply for any tax refund owed on the Settlement Fund and pay the proceeds, after deduction of any fees or

STIPULATION OF SETTLEMENT – C-03-2954-SI	15

expenses incurred in connection with such application(s) for refund, pursuant to written direction from InterMune.

      7.4. In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Litigation as of the day immediately preceding the date of execution of this Stipulation. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶2.7, 2.8, 7.3-7.5 hereof, shall have no further force and effect with respect to the Settling Parties and shall not be used in this Litigation or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys’ fees and expenses awarded by the Court to plaintiffs’ counsel, or reimbursement of expenses to the Lead Plaintiff, shall constitute grounds for cancellation or termination of the Stipulation.

      7.5. If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither the Lead Plaintiff nor plaintiffs’ counsel shall have any obligation to repay any amounts actually and properly disbursed from the Class Notice and Administration Fund. In addition, any expenses already incurred and properly chargeable to the Class Notice and Administration Fund pursuant to ¶2.6 hereof at the time of such termination or cancellation, but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with ¶¶2.8 and 7.3 hereof.

      7.6. If a case is commenced in respect to any Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of the Settlement Fund, or any portion thereof, by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction, then, as to such Defendant, the releases given and Judgment entered in favor of such Defendant pursuant to this Stipulation shall be null and void.

STIPULATION OF SETTLEMENT – C-03-2954-SI	16

      7.7. Each of the Defendants warrants and represents that he or it is not “insolvent” within the meaning of 11 U.S.C. §101(32) as of the time this Stipulation is executed and as of the time any payments are transferred or made as required by this Stipulation.

      8. Miscellaneous Provisions

      8.1. Lead Plaintiff and Lead Counsel may conduct discovery for the sole purpose of confirming the fairness and adequacy of the settlement. Such discovery shall be negotiated among the parties, and may continue until July 1, 2005. Until that date, Lead Counsel may terminate the settlement, solely based upon a reasonable and good faith determination that the facts adduced in the course of such discovery suggest that the settlement is not fair and reasonable. Notice of termination shall be given to counsel for Defendants by (1) electronic mail or facsimile and (2) first class mail, no later than 5:00 p.m. Pacific Time on July 8, 2005, after which date the termination right shall no longer exist.

      8.2. If prior to the Settlement Hearing, Persons who otherwise would be Members of the Settlement Class have requested exclusion from the Settlement Class in accordance with the requirements set forth in the Notice, and such Persons in the aggregate purchased shares of InterMune stock in excess of the number of shares specified in a separate supplemental agreement between the Settling Parties (the “Supplemental Agreement”), Settling Defendants shall have the option to terminate this Stipulation in accordance with the procedures set forth in the Supplemental Agreement. The Supplemental Agreement will not be filed with the Court unless and until a dispute among the Settling Parties concerning its interpretation or application arises.

      8.3. The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Stipulation.

      8.4. The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Litigation. The settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits

STIPULATION OF SETTLEMENT – C-03-2954-SI	17

of any claim or defense. The Final Judgment will contain a statement that during the course of the Litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11. While retaining their right to deny liability, the Defendants agree that the amount paid to the Settlement Fund and the other terms of the settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel and the assistance of an experienced mediator. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Litigation was brought or defended in bad faith or without a reasonable basis.

      8.5. Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

      8.6. All agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation.

      8.7. All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

      8.8. The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

      8.9. The Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to

STIPULATION OF SETTLEMENT – C-03-2954-SI	18

any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

      8.10. Lead Counsel, on behalf of the Settlement Class, are expressly authorized by the Lead Plaintiff to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which they deem appropriate.

      8.11. Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

      8.12. The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

      8.13. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

      8.14. The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

      8.15. The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice-of-law principles.

      IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys dated as of May 6, 2005.

STIPULATION OF SETTLEMENT – C-03-2954-SI	19

/s/ Ira A. Schochet	/s/ William S. Freeman

Ira A. Schochet	William S. Freeman
Richard T. Joffe	Cooley Godward LLP
GOODKIND LABATON RUDOFF	5 Palo Alto Square
& SUCHAROW, LLP	3000 El Camino Real
100 Park Avenue, 12th Floor	Palo Alto, CA 94306-2155
New York, NY 10017-5563

Counsel for Lead Plaintiff and the	Counsel for Defendants
Settlement Class

GLANCEY BINKOW & GOLDBERG LLP
Lionel Z. Glancy #134180
Peter A. Binkow #173848
Michael Goldberg #188669
Susan Kupfer #141724
1801 Ave. of the Stars, Suite 311
Los Angeles, CA 90067
Tel: (310) 201-9150
Fax: (310) 201-9160

Local Counsel for Lead Plaintiff and the Settlement Class

LERACH COUGHLIN STOIA & ROBBINS LLP
Kimberly C. Epstein
Eli R. Greenstein
100 Pine Street, Suite 2000
San Francisco, CA 94111
Tel: (415) 288-4545
Fax: (415) 288-4534

ROY L. JACOBS
292 Madison Avenue – 15th Avenue
New York, NY 10016
Tel: (646) 742-9860
Fax: (212) 504-8343

Additional Counsel for Lead Plaintiff and the Settlement Class

STIPULATION OF SETTLEMENT – C-03-2954-SI	20

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

In re INTERMUNE, INC. SECURITIES	)	Master File No. C-03-2954-SI
LITIGATION	)
	)	CLASS ACTION

)
This Document Relates To:	)	[PROPOSED] ORDER PRELIMINARILY
	)	APPROVING SETTLEMENT AND
ALL ACTIONS.	)	PROVIDING FOR NOTICE
)

EXHIBIT A

      WHEREAS, a consolidated class action is pending before the Court entitled In re InterMune Inc. Securities Litigation, Master File No. C-03-2954-SI (the “Litigation”);

      WHEREAS, the Court has received the Stipulation of Settlement dated as of May ___, 2005 (the “Stipulation”), that has been entered into by the Lead Plaintiff and Defendants, and the Court has reviewed the Stipulation and its attached Exhibits; and

      WHEREAS, the parties having made application, pursuant to Federal Rule of Civil Procedure 23(e), for an order preliminarily approving the settlement of this Litigation, in accordance with the Stipulation which, together with the Exhibits annexed thereto sets forth the terms and conditions for a proposed settlement of the Litigation and for dismissal of the Litigation with prejudice upon the terms and conditions set forth therein; and the Court having read and considered the Stipulation and the Exhibits annexed thereto; and

      WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Stipulation;

      NOW, THEREFORE, IT IS HEREBY ORDERED:

      1. The Court does hereby preliminarily approve the Stipulation and the settlement set forth therein, subject to further consideration at the Settlement Hearing described below.

      2. A hearing (the “Settlement Hearing”) shall be held before this Court on ___, 2005, at ___a.m., at the United States Courthouse, 450 Golden Gate Avenue, San Francisco, California, to determine whether the proposed settlement of the Litigation on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to the Settlement Class and should be approved by the Court; whether a Judgment as provided in ¶1.10 of the Stipulation should be entered herein; whether the proposed Plan of Allocation should be approved; and to determine the amount of fees and expenses that should be awarded to plaintiffs’ counsel and the amount of expenses that should be awarded to the Lead Plaintiff. The Court may adjourn the Settlement Hearing without further notice to Members of the Settlement Class.

      3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, the Court preliminarily certifies, for purposes of effectuating this settlement, a Settlement Class of all Persons who purchased or acquired InterMune common stock during the period between August 8, 2002 and June

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT
AND PROVIDING FOR NOTICE — C-03-2954-SI	- 1 -

11, 2003, inclusive. Excluded from the Settlement Class are Defendants, members of the immediate families of the Individual Defendants, any entity in which any Defendant has or had a controlling interest, current or former directors and officers of InterMune, and the legal representatives, heirs, successors, or assigns of any such excluded person or entity. Also excluded from the Settlement Class are those Persons who timely and validly request exclusion from the Settlement Class pursuant to the Notice of Pendency and Proposed Settlement of Class Action. The certification of the Settlement Class shall be binding only with respect to the settlement of the Litigation.

      4. With respect to the Settlement Class, this Court preliminarily finds for purposes of effectuating this settlement that (a) the Members of the Settlement Class are so numerous that joinder of all Settlement Class Members in the Litigation is impracticable; (b) there are questions of law and fact common to the Settlement Class which predominate over any individual questions; (c) the claims of the Lead Plaintiff are typical of the claims of the Settlement Class; (d) the Lead Plaintiff and Lead Counsel have fairly and adequately represented and protected the interests of all of the Settlement Class Members; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering: (i) the interests of the Members of the Settlement Class in individually controlling the prosecution of the separate actions; (ii) the extent and nature of any litigation concerning the controversy already commenced by Members of the Settlement Class; (iii) the desirability or undesirability of continuing the litigation of these claims in this particular forum; and (iv) the difficulties likely to be encountered in the management of the Litigation.

      5. The Court approves, as to form and content, the Notice of Pendency and Proposed Settlement of Class Action (the “Notice”), the Proof of Claim and Release form (the “Proof of Claim”), and Summary Notice for publication annexed as Exhibits A-1, A-2 and A-3 hereto, and finds that the mailing and distribution of the Notice and publishing of the Summary Notice substantially in the manner and form set forth in ¶¶6-7 of this Order meet the requirements of Federal Rule of Civil Procedure 23 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT
AND PROVIDING FOR NOTICE — C-03-2954-SI	- 2 -

      6. Pursuant to Rule 53(c) of the Federal Rules of Civil Procedure, the Court appoints the firm of Complete Claims Solutions, Inc., principally located at 319 Clematis Street, Suite 300, West Palm Beach, Florida (“Claims Administrator”) to supervise and administer the notice procedure as well as the processing of claims as more fully set forth below:

      (a) Not later than ___, 2005 (the “Notice Date”), Lead Counsel shall cause a copy of the Notice and the Proof of Claim, substantially in the forms annexed as Exhibits A-1 and A-2, to be mailed by first class mail to all Settlement Class Members who can be identified with reasonable effort;

      (b) Not later than ___, 2005, Lead Counsel shall cause the Summary Notice to be published once in Investor’s Business Daily; and

      (c) At least seven (7) calendar days prior to the Settlement Hearing, Lead Counsel shall cause to be served on Defendants’ counsel and filed with the Court proof, by affidavit or declaration, of such mailing and publishing.

      7. Nominees who purchased InterMune common stock during the period beginning August 8, 2002 through June 11, 2003, inclusive, shall send the Notice and the Proof of Claim to all beneficial owners of such InterMune common stock within ten (10) days after receipt thereof, or send a list of the names and addresses of such beneficial owners to the Claims Administrator within ten (10) days of receipt thereof, in which event the Claims Administrator shall promptly mail the Notice and Proof of Claim to such beneficial owners. Lead Counsel shall, if requested, reimburse banks, brokerage houses or other nominees solely for their reasonable out-of-pocket expenses incurred in providing notice to beneficial owners who are Settlement Class Members out of the Class Notice and Administration Fund, which expenses would not have been incurred except for the sending of such notice, subject to further order of this Court with respect to any dispute concerning such compensation.

      8. All Members of the Settlement Class shall be bound by all determinations and judgments in the Litigation concerning the settlement, whether favorable or unfavorable to the Settlement Class.

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT
AND PROVIDING FOR NOTICE — C-03-2954-SI	- 3 -

      9. Settlement Class Members who wish to participate in the settlement shall complete and submit Proof of Claim forms in accordance with the instructions contained therein. Unless the Court orders otherwise, all Proof of Claim forms must be submitted no later than ninety (90) days from the Notice Date. Any Settlement Class Member who does not timely submit a Proof of Claim within the time provided for shall be barred from sharing in the distribution of the proceeds of the Net Settlement Fund, unless otherwise ordered by the Court.

      10. Any Person who desires to request exclusion from the Settlement Class shall do so within the time set forth and in the manner described in the Notice. All Persons who submit valid and timely Requests for Exclusion in the manner set forth in the Notice shall have no rights under the Stipulation, shall not share in the distribution of the Net Settlement Fund, and shall not be bound by the Stipulation or the Judgment entered in the Litigation. Lead Counsel shall cause the Claims Administrator to transmit all Requests for exclusion by fax or electronic delivery to counsel for Defendants within two business days of receipt by the Claims Administrator.

      11. Any Member of the Settlement Class may enter an appearance in the Litigation, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Lead Counsel.

      12. Any Member of the Settlement Class may appear and show cause, if he, she or it has any reason, why the proposed settlement of the Litigation should or should not be approved as fair, reasonable and adequate, why a judgment should or should not be entered thereon, why the Plan of Allocation should or should not be approved, or why attorneys’ fees and expenses should or should not be awarded to plaintiffs’ counsel, or expenses awarded to the Lead Plaintiff; provided, however, that no Settlement Class Member or any other Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed settlement, or, if approved, the Judgment to be entered thereon approving the same, or the order approving the Plan of Allocation, or the attorneys’ fees and expenses to be awarded to Lead Counsel, or the expenses awarded to the Lead Plaintiff, unless that Person has delivered by hand or sent by first class mail written objections and copies of any papers and briefs such that they are received on or before ___, 2005, by: Ira A. Schochet, Goodkind Labaton Rudoff & Sucharow LLP, 100 Park Avenue, New York, NY 10017-

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT
AND PROVIDING FOR NOTICE — C-03-2954-SI	- 4 -

5563; and William S. Freeman, Cooley Godward LLP, 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306-2155, and filed said objections, papers and briefs with the Clerk of the United States District Court for the Northern District of California, on or before ___, 2005. Any Member of the Settlement Class who does not make his, her or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed settlement as set forth in the Stipulation, to the Plan of Allocation, or to the award of attorneys’ fees and expenses to plaintiffs’ counsel, unless otherwise ordered by the Court.

      13. All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

      14. Lead Plaintiff and Lead Counsel may conduct discovery for the sole purpose of confirming the fairness and adequacy of the proposed settlement. Such discovery shall be negotiated among the parties, and may continue until July 1, 2005. Until that date, Lead Counsel may terminate the settlement, solely based upon a reasonable and good faith determination that the facts adduced in the course of such discovery suggest that the settlement is not fair and reasonable. Notice of termination shall be given to counsel for Defendants (1) by electronic mail or facsimile and (2) first-class mail, no later than 5:00 p.m. Pacific Time on July 8, 2005, after which date the termination right shall no longer exist.

      15. All papers in support of the settlement, the Plan of Allocation, and the application by plaintiffs’ counsel for attorneys’ fees or reimbursement of expenses shall be filed and served seven (7) calendar days before the Settlement Hearing.

      16. Neither Defendants nor their Related Parties shall have any responsibility for or liability with respect to the Plan of Allocation or any application for attorneys’ fees or reimbursement of expenses submitted by plaintiffs’ counsel, or for reimbursement of expenses by the Lead Plaintiff, and such matters will be considered separately from the fairness, reasonableness and adequacy of the settlement.

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT
AND PROVIDING FOR NOTICE — C-03-2954-SI	- 5 -

      17. At or after the Settlement Hearing, the Court shall determine whether the Plan of Allocation proposed by Lead Counsel, and any applications for attorneys’ fees or reimbursement of expenses shall be approved.

      18. All reasonable expenses incurred in identifying and notifying Settlement Class Members, as well as administering the Settlement Fund, shall be paid as set forth in the Stipulation. In the event the settlement is not approved by the Court, or otherwise fails to become effective, neither the Lead Plaintiff nor Lead Counsel shall have any obligation to repay any amounts actually and properly disbursed from the Class Notice and Administration Fund.

      19. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by Defendants or their Related Parties of the truth of any of the allegations in the Litigation, or of any liability, fault, or wrongdoing of any kind.

      20. The Court reserves the right to adjourn the date of the Settlement Hearing without further notice to the Members of the Settlement Class, and retains jurisdiction to consider all further applications arising out of or connected with the proposed settlement. The Court may approve the settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the Settlement Class.

DATED:

THE HONORABLE SUSAN ILLSTON
UNITED STATES DISTRICT JUDGE

Submitted by:

GLANCY BINKOW & GOLDBERG LLP
Lionel Z. Glancy #134180
Peter A. Binkow #173848
Michael Goldberg #188669
Susan Kupfer #141724
1801 Ave. of the Stars, Suite 311
Los Angeles, CA 90067
Tel: (310) 201-9150
Fax: (310) 201-9160

Local Counsel for Lead Plaintiff and the Settlement Class

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT
AND PROVIDING FOR NOTICE — C-03-2954-SI	- 6 -

GOODKIND LABATON RUDOFF & SUCHAROW LLP
Ira A. Schochet
Richard T. Joffe
100 Park Avenue
New York, NY 10017
Tel: (212) 907-0700
Fax: 818-0477

Lead Counsel for Lead Plaintiff and the Settlement Class

LERACH COUGHLIN STOIA & ROBBINS LLP
Kimberly C. Epstein
Eli R. Greenstein
100 Pine Street, Suite 2000
San Francisco, CA 94111
Tel: (415) 288-4545
Fax: (415) 288-4534

ROY L. JACOBS
292 Madison Avenue – 15th Floor
New York, NY 10016
Tel: (646) 742-9860
Fax: (212) 504-8343

Additional Counsel for Lead Plaintiff and the Settlement Class

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT
AND PROVIDING FOR NOTICE — C-03-2954-SI	- 7 -

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

In re INTERMUNE, INC. SECURITIES	)	Master File No. C-03-2954-SI
LITIGATION	)
	)	CLASS ACTION

)
This Document Relates To:	)	NOTICE OF PENDENCY AND PROPOSED
	)	SETTLEMENT OF CLASS ACTION
ALL ACTIONS.	)
	)	EXHIBIT A-1

IF YOU PURCHASED INTERMUNE, INC. (“INTERMUNE”) COMMON STOCK BETWEEN AUGUST 8, 2002 AND JUNE 11, 2003, YOU COULD GET A PAYMENT FROM A CLASS ACTION SETTLEMENT.

      A federal court authorized this Notice to be sent to you. This is not a solicitation from a lawyer.

      Security and Time Period: InterMune, Inc. (“InterMune”) common stock purchased between August 8, 2002 and June 11, 2003.

      Settlement Fund: $10,400,000 in cash. Your recovery will depend on the amount of stock you purchased and the timing of your purchases and any sales. It will also depend on the number of eligible shares that participate in the settlement and when those share were purchased and sold. Assuming that all of the InterMune investors who purchased shares during the relevant period and suffered damages participate in this settlement, the estimated average recovery per share will be approximately $0.27 before deduction of court-approved fees and expenses. See Paragraph 9 in the Basic Information section for additional information concerning, among other things, the allocation of the Settlement Fund based on the relative strength of the claims at two different times during the Class Period.

      Reasons for Settlement: Provides for a substantial dollar recovery whole avoiding the costs and risks associated with continued litigation, including danger of no recovery.

      If the Case Had Not Settled: Continuing with the case could have resulted in dismissal or loss at trial. The two sides do not agree on the amount of money that could have been won if the Lead Plaintiff prevailed at trial. The parties disagree about: (1) the method for determining whether InterMune stock was artificially inflated during the relevant period, and if so, the extent of that inflation; (2) the amount of any such inflation; (3) whether the various facts alleged by the Lead Plaintiff were materially false or misleading; (4) whether the various facts alleged by the Lead Plaintiff influenced the trading price of InterMune common stock during the relevant period; and (5) whether the facts alleged were material, false, misleading or otherwise actionable under the securities laws.

      Fees and Expenses: Plaintiffs’ counsel have not received any payment for their work investigating the facts, conducting this litigation and negotiating the settlement on behalf of the Lead

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-1-

Plaintiff and the Settlement Class. Plaintiffs’ counsel will ask the court for attorneys’ fees not to exceed 25% of the Settlement Fund and reimbursement of out-of-pocket expenses not to exceed $225,000 to be paid from the Settlement Fund. In addition, the Lead Plaintiff, Lance A. Johnson, incurred costs and expenses directly related to the representation of the class in the amount of $3, 918 for which he will seek reimbursement. If the above amounts are requested and approved by the Court, the average cost per share will be approximately $0.08.

      Deadlines:

Submit Claim:	, 2005
Request Exclusion:	, 2005
File Objection:	, 2005

      Court Hearing on Fairness of Settlement:                     , 2005

      More Information: www.CompleteClaimSolutions.com/Intermune/ or

Claims Administrator:	Lead Counsel:
InterMune Securities Litigation
c/o Complete Claim Solutions, Inc.	Ira A. Schochet, Esq.
P.O. Box 24623	Richard T. Joffe, Esq.
West Palm Beach, FL 33416	GOODKIND LABATON RUDOFF
Hotline: 888-299-7522	& SUCHAROW, LLP
100 Park Avenue, 12th Floor
New York, NY 10017-5563

•	Your legal rights are affected whether you act, or don’t act. Read this Notice carefully.

YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT:

SUBMIT A CLAIM FORM	The only way to get a payment from this Settlement.

EXCLUDE YOURSELF	Get no payment. This is the only option that allows you to commence or participate in another lawsuit against the Defendants relating to the legal claims in this case.

OBJECT	You may write to the Court if you don’t like this settlement.

GO TO A HEARING	You may ask to speak in Court about the fairness of this settlement.

DO NOTHING	Get no payment; forfeit right to sue in another action.

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-2-

•	These rights and options — and the deadlines to exercise them — are explained in this Notice.

•	The Court in charge of this case must decide whether to approve the settlement. Payments will be made if the Court approves the settlement and, if there are any appeals, after appeals are resolved. Please be patient.

BASIC INFORMATION

1.	Why Did I Get This Notice Package?

      You or someone in your family may have purchased shares of InterMune common stock between August 8, 2002 and June 11, 2003.

      The Court sent you this Notice because you have a right to know about a proposed settlement of a class action lawsuit, and about all of your options, before the Court decides whether to approve the settlement. If the Court approves it and after any objections or appeals are resolved, the Claims Administrator appointed by the Court will make the payments that the settlement allows.

      This package explains the lawsuit, the settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them.

      The Court in charge of the case is the United States District Court for the Northern District of California, and the case is known as In re InterMune, Inc. Securities Litigation, Master File No. C-03-2954-SI. The person who sued is called the Lead Plaintiff, and the company and the individuals he sued, InterMune, W. Scott Harkonen and Sharon Surrey-Barbari, are called the Defendants.

2.	What Is This Lawsuit About?

      This case was brought as a class action alleging that the Defendants made false and misleading statements about sales of Actimmune, InterMune’s lead product, resulting in the artificial inflation of the price of InterMune common stock between August 8, 2002 and June 11, 2003. The Lead Plaintiff also alleges that investors who purchased InterMune’s common stock during that period were injured when the misleading nature of Defendants’ statements was revealed and the price of the stock dropped.

      The Lead Plaintiff alleges that Defendants knowingly or recklessly misrepresented: (1) the number of patients taking Actimmune during the first quarter of 2003, (2) the response of the

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-3-

medical community to the data from key clinical trials of Actimmune, (3) the status of InterMune’s sales force, and (4) whether InterMune’s sales practices violated Food and Drug Administration regulations.

      Defendants assert that the allegations of the complaint are without merit. All Defendants deny that they did anything wrong, and contend that if the case were to proceed to trial, they would prevail.

3.	Why Is This a Class Action?

      In a class action, one or more people called class representatives (in this case the court-appointed Lead Plaintiff, Lance A. Johnson), sue on behalf of people who have similar claims. Here, all these people, together, are called a Settlement Class or Settlement Class Members. In a class action, one court resolves the issues for all Settlement Class Members at the same time, except for those who voluntarily exclude themselves from the Settlement Class. Judge Susan Illston is in charge of this class action.

4.	Why Is There a Settlement?

      The Court did not decide in favor of Lead Plaintiff or Defendants. Instead, both sides agreed to a settlement based on a compromise of the claims and defenses. That way, they avoid the cost and risk of a trial, and eligible Settlement Class Members who make a valid claim will get compensation.

      The settlement was arrived at through arms-length negotiations, assisted by an experienced mediator. The Lead Plaintiff and his attorneys agreed to the settlement terms after considering the results of their factual and legal investigation of the Settlement Class’ claims. In addition, as part of their due diligence, counsel for the Lead Plaintiff and the Settlement Class will review additional discovery materials obtained from defendants to further confirm the adequacy and fairness of the settlement. In connection with that discovery, the Lead Plaintiff obtained the limited right to terminate the settlement up until July 8, 2005.

      Based on their investigation and discovery of the claims, the experience that the Lead Plaintiffs’ attorneys have in litigating similar complex actions, the procedural protections provided by the settlement terms, and the valuable consideration that the Settlement Class can obtain from the settlement, the Lead Plaintiff and his attorneys think the settlement is best for all Settlement Class Members.

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-4-

WHO IS IN THE SETTLEMENT

      To see if you will get money from this settlement, you first have to determine if you are a Settlement Class Member.

5.	How Do I Know If I Am Part of the Settlement?

      The Settlement Class includes all persons who purchased InterMune common stock between August 8, 2002, and June 11, 2003, except those persons and entities that are excluded, as described below.

6.	What Are The Exceptions to Being Included?

      You are not a Settlement Class Member if you are a Defendant, a member of the immediate family of one of the individual defendants listed in question 1, an entity in which any Defendant has or had a controlling interest, a current or former director or officer of InterMune, or a legal representative, heir, successor, or assign of any excluded party.

      If you sold InterMune common stock between August 8, 2002 and June 11, 2003, that alone does not make you a Settlement Class Member. You are a Settlement Class Member only if you PURCHASED InterMune common stock between August 8, 2002 and June 11, 2003.

7.	I’m Still Not Sure if I Am Included.

      If you are still not sure whether you are included, you can ask for free help. You can call the claims administrator, Complete Claim Solutions, Inc., at 888-299-7522 for more information. Or you can fill out and return the claim form described in question 10, to see if you qualify.

THE SETTLEMENT BENEFITS — WHAT YOU GET

8.	What Does the Settlement Provide?

      Defendants and their insurance carriers have agreed to pay $10.4 million in cash in settlement of this case. These funds will be distributed to eligible Settlement Class Members who send in valid claim forms, after payment of court-approved legal fees and attorney and Lead Plaintiff expenses

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-5-

and the costs of claims administration, including the costs of printing and mailing this Notice and the cost of publishing newspaper notice.

9.	How Much Will My Payment Be?

      Because the facts of the case have shown that the claims of Settlement Class Members who purchased in the earlier part of the Settlement Class Period are substantially weaker than the claims of those who purchased later, two funds will be established to pay eligible claimants.

      The first fund (“Fund I”) will be in the gross amount of $800,000 and will be used to pay eligible claimants who purchased shares of InterMune during the period August 8, 2002, through January 6, 2003. The second fund (“Fund II”) will be in the amount of $9.6 million and will be used to pay eligible claimants who purchased shares of InterMune stock during the period January 7, 2003, through June 11, 2003.

      Your share of the funds will depend on (a) the number of valid claim forms that Settlement Class Members send in (the fewer the number of Settlement Class members who choose to participate in the Settlement, the larger will be the recovery for each participating Settlement Class Member) and (b) how many shares of stock you purchased during the relevant period and when you bought and sold them.

      In order to recover damages, you must have suffered an actual monetary loss on the shares of InterMune stock that you purchased during the Settlement Class Period. That is, (i) for shares that you purchased and sold during the Settlement Class Period, the purchase price must have been greater than the sales price; or (ii) for shares that you purchased during the Settlement Class Period and held at the end of that period, the purchase price must have been greater than $17.25 a share. A claim will be calculated as follows:

A.	For shares you purchased between August 8, 2002, and January 6, 2003, and :

1.	sold prior to the close of business on June 11, 2003, your recognized loss shall be the purchase price minus the sales price, multiplied by 10%;

2.	held as of the close of business on June 11, 2003, your recognized loss shall be the lesser of:

a.	the purchase price minus $17.25 per share, multiplied by 10%; or

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-6-

b.	$0.79 per share.

B.	For shares you purchased between January 7, 2003, and June 11, 2003, and:

1.	sold prior to the close of business on June 11, 2003, your recognized loss shall be the purchase price minus the sales price, multiplied by 10%.

2.	held as of the close of business on June 11, 2003, your recognized loss shall be the lesser of:

a.	the purchase price minus $17.25 per share; or

b.	$7.85 per share.

      For purposes of determining which shares of InterMune stock purchased during the Class Period were (i) sold at a profit at any time during the Class Period, (ii) sold at a loss at any time during the Class Period, or (iii) were retained at the close of business on June 11, 2005, all sales of InterMune stock shall be matched on a “first-in, first-out” (“FIFO”) basis against prior purchases during the Class Period.

      The date of purchase or sale is the “contract” or “trade” date as distinguished from the “settlement date.”

      The payment you get will reflect your pro rata share of the amount in the relevant settlement fund (as a fraction, your recognized loss divided by the total of all recognized losses for the relevant fund) after deduction of court-approved fees and expenses. Depending on the number of eligible shares that participate in the settlement and when those shares were purchased and sold, the estimated average payment will be approximately $0.06 per share in Fund I and approximately $0.38 per share in Fund II before deduction of court-approved fees and expenses (with an approximate average cost per share of $0.016 for Fund I and $0.10 for Fund II). The number of claimants who send in claims varies widely from case to case. You could get more or less money per share than described above.

HOW YOU GET A PAYMENT — SUBMITTING A CLAIM FORM

10.	How Will I Get a Payment?

      To qualify for payment, you must be an eligible Settlement Class Member and you must send in a claim form. A claim form is enclosed with this Notice. Read the instructions carefully, fill out

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-7-

the form, include all the documents the form asks for, sign it, and mail it in the enclosed envelope postmarked no later than                     , 2005.

11.	When Will I Get My Payment?

      The Court will hold a hearing on                     , 2005, to decide whether to approve the settlement. If Judge Illston approves the settlement, there may be appeals. It is always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps several years. Everyone who sends in a claim form will be informed of the determination with respect to their claim. Please be patient.

12.	What Am I Giving Up to Get a Payment or Stay in the Settlement Class?

      Unless you exclude yourself, you are staying in the Settlement Class, and that means that you cannot sue, continue to sue, or be part of any other lawsuit against the Defendants about the same legal and factual issues in this case. It also means that all of the Court’s orders will apply to you and legally bind you and, in return for your participation in the Settlement, you will release your claims in this case against the Defendants. The terms of the release are included in the claim form that is enclosed.

EXCLUDING YOURSELF FROM THE SETTLEMENT

      If you don’t want a payment from this settlement, but you want to keep the right to sue or continue to sue the Defendants on your own about the same legal and factual issues in this case, then you must take steps to get out of the Settlement Class. This is called excluding yourself from, or is sometimes referred to as opting out of, the Settlement Class.

13.	How Do I Get Out of the Settlement Class?

      To exclude yourself from the Settlement Class, you must send a letter by mail stating that you want to be excluded from In re InterMune, Inc. Securities Litigation, Master File No. C-03-2954-SI. You must include your name, address, telephone number, your signature, and the number of shares of InterMune common stock you purchased between August 8, 2002 and June 11, 2003, the number of shares sold during this time period, if any, and the dates of such purchases and sales. You must mail your exclusion request postmarked no later than                     , 2005 to:

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-8-

InterMune Securities Litigation
c/o Complete Claim Solutions, Inc.
P.O. Box 24623
West Palm, Beach, Florida 33416

      You cannot exclude yourself on the phone or by e-mail. If you ask to be excluded, you are not eligible to get any settlement payment, and you cannot object to the settlement. You will not be legally bound by anything that happens in this lawsuit.

14.	If I Do Not Exclude Myself, Can I Sue the Defendants for the Same Thing Later?

      No. Unless you exclude yourself, you give up any right to sue the Defendants for the claims resolved by this settlement. If you have a pending lawsuit against any of the Defendants, speak to your lawyer in that case immediately. Remember, the exclusion deadline is                     , 2005.

15.	If I Exclude Myself, Can I Get Money from This Settlement?

      No. If you exclude yourself, do not send in a claim form. But, you may sue, continue to sue, or be part of a different lawsuit against the Defendants.

THE LAWYERS REPRESENTING YOU

16.	Do I Have a Lawyer in This Case?

      The Court appointed the law firm of Goodkind Labaton Rudoff & Sucharow, LLP to represent you and other Settlement Class Members.

      These lawyers are called Lead Counsel. You will not be charged for these lawyers’ work. If you want to be represented by your own lawyer, you may hire one at your own expense.

17.	How Will the Lawyers Be Paid?

      Lead Plaintiff’s counsel, including Lead Counsel, will ask the Court for attorneys’ fees not to exceed 25% of the Settlement Fund (an average of $0.07 per share) and for reimbursement of out-of-pocket expenses up to $225,000 ($0.01 per share), which were advanced in connection with the Litigation. In addition, the Lead Plaintiff will ask the Court for reimbursement of certain costs and expenses directly incurred in connection with his representation of the Class in the amount of $3, 918. Such sums as may be approved by the Court will be paid from the Settlement Fund. Settlement Class Members are not personally liable for any such fees or expenses.

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-9-

      The attorneys’ fees and expenses requested, to the extent they are awarded by the Court, will be the only payment to plaintiffs’ counsel for their efforts in achieving this settlement and for their risk in undertaking this representation on a wholly contingent basis. To date, plaintiffs’ counsel have not been paid for their services for conducting this litigation on behalf of the Lead Plaintiff and the Settlement Class or for their substantial out-of-pocket expenses. The fee requested, if awarded, will compensate plaintiffs’ counsel for their work and risk in achieving the settlement and is well within the range of fees awarded to class counsel under similar circumstances in other cases of this type. The Court may award less than this amount.

OBJECTING TO THE SETTLEMENT

      You can tell the Court that you don’t agree with the settlement or some part of it.

18.	How Do I Tell the Court that I Don’t Like the Settlement?

      If you are a Settlement Class Member, you can object to the settlement if you don’t like any part of it. You can give reasons why you think the Court should not approve it. The Court will consider your views. To object, you must send a letter saying that you object to the settlement in In re InterMune, Inc. Securities Litigation, Master File No. C-03-2954-SI. Be sure to include your name, address, telephone number, your signature, the number of shares of InterMune common stock purchased and sold between August 8, 2002 and June 11, 2003, and the reasons you object to the settlement. Any objection to the settlement must be mailed or delivered such that it is received by each of the following no later than                     , 2005:

Court:

Clerk of the Court
UNITED STATES OF DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
United States Courthouse
450 Golden Gate Avenue
San Francisco, CA 94102

Lead Counsel for Lead Plaintiff and the Settlement Class:

GOODKIND LABATON RUDOFF
  & SUCHAROW, LLP
100 Park Avenue, 12th Floor
New York, NY 10017-5563
Attn: Ira A. Schochet, Esq.

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-10-

Counsel for all Defendants:

Cooley Godward LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Attn: William S. Freeman, Esq.

19.	What’s the Difference Between Objecting and Excluding?

      Objecting is simply telling the Court that you don’t like something about the settlement. You can object only if you stay in the Settlement Class. Excluding yourself is telling the Court that you don’t want to be part of the Settlement Class. If you exclude yourself, you have no basis to object because the case no longer affects you.

THE COURT’S FAIRNESS HEARING

      The Court will hold a hearing to decide whether to approve the settlement. You may attend and you may ask to speak, but you don’t have to.

20.	When and Where Will the Court Decide Whether to Approve the Settlement?

      The Court will hold a fairness hearing at                      a.m., on                     , 2005, at the United States Courthouse, 450 Golden Gate Avenue, San Francisco, California. At this hearing the Court will consider whether the settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. Judge Illston will listen to people who have asked to speak at the hearing. The Court will also consider how much to pay to plaintiffs’ counsel and the extent to which counsel and Lead Plaintiff will be reimbursed for their costs and expenses . The Court may decide these issues at the hearing or take them under consideration and decide them at a later time. We do not know how long these decisions will take.

21.	Do I have to Come to the Hearing?

      No. Lead Counsel will answer questions Judge Illston may have. But, you are welcome to come at your own expense. If you send an objection, you don’t have to come to Court to talk about it. As long as you mailed your written objection on time, the Court will consider it. You may also pay your own lawyer to attend, but it is not necessary.

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SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-11-

22.	May I Speak at the Hearing?

      You may ask the Court for permission to speak at the Fairness Hearing. To do so, you must send a letter saying that it is your intention to appear in In re InterMune, Inc. Securities Litigation, Master File No. C-03-2954-SI. Be sure to include your name, address, telephone number, your signature, and the number of shares of InterMune common stock purchased between August 8, 2002 and June 11, 2003. Your notice of intention to appear must be postmarked no later than                     , 2005, and be sent to the Clerk of the Court, Lead Counsel, and Defendants’ counsel, at the three addresses listed in question 18. You cannot speak at the hearing if you exclude yourself from the Settlement Class.

IF YOU DO NOTHING

23.	What Happens if I Do Nothing at All?

      If you do nothing, you’ll get no money from this settlement. But, unless you exclude yourself, you won’t be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against the Defendants about the same legal or factual issues in this case.

GETTING MORE INFORMATION

24.	Are There More Details About the Settlement?

      This Notice summarizes the proposed settlement. More details are in the Stipulation of Settlement dated as of May ___, 2005. You can get a copy of the Stipulation of Settlement by visiting the website of Lead Counsel at www.glrslaw.com, or from the Clerk’s office at the United States District Court for the Northern District of California, 450 Golden Gate Avenue, San Francisco, CA during regular business hours.

25.	How Do I Get More Information?

      You can call 888-299-7522 or write to InterMune Securities Litigation, c/o Complete Claim Solutions, Inc., P.O. Box 24623, West Palm Beach, FL, 33416, or visit the website at www.CompleteClaimSolutions.com/InterMune/ .

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SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-12-

DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE

SPECIAL NOTICE TO NOMINEES

      If you hold shares of any InterMune common stock purchased between August 8, 2002 and June 11, 2003 as nominee for a beneficial owner, then, within ten (10) days after you receive this Notice, you must either: (1) send a copy of this Notice by first class mail to all such Persons; or (2) provide a list of the names and addresses of such Persons to the Claims Administrator:

InterMune Securities Litigation
c/o Complete Claim Solutions, Inc.
P.O. Box 24623
West Palm Beach, FL 33416

      If you choose to mail the Notice and Proof of Claim yourself, you may obtain from the Claims Administrator (without cost to you) as many additional copies of this Notice and Proof of Claim as you will need to complete the mailing.

      Regardless of whether you choose to complete the mailing yourself or elect to have the mailing performed for you, you may obtain reimbursement for or advancement of reasonable administrative costs actually incurred or expected to be incurred in connection with forwarding the Notice and which would not have been incurred but for the obligation to forward the Notice, upon submission of appropriate documentation to the Claims Administrator.

DATED:	, 2005	BY ORDER OF THE COURT

UNITED STATES DISTRICT COURT NORTHERN
DISTRICT OF CALIFORNIA

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION — C-03-2954-SI	-13-

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

In re INTERMUNE, INC. SECURITIES LITIGATION	) )	Master File No. C-03-2954-SI
This Document Relates To:	)	CLASS ACTION
ALL ACTIONS.	) ) )	PROOF OF CLAIM AND RELEASE
	)	EXHIBIT A-2

I. GENERAL INSTRUCTIONS

      1. To recover as a member of the class based on your claims in the action entitled In re InterMune, Inc. Securities Litigation, Master File No. C-03-2954-SI (the “Litigation”), you must complete and, on page ___hereof, sign this Proof of Claim and Release. If you fail to file a properly addressed (as set forth in paragraph 3 below) Proof of Claim and Release, your claim may be rejected and you may be precluded from any recovery from the Settlement Fund created in connection with the proposed settlement of the Litigation.

      2. Submission of this Proof of Claim and Release, however, does not assure that you will share in the proceeds of settlement in the Litigation. The Claims Administrator will review your Proof of Claim to determine if you are entitled to a distribution.

      3. YOU MUST MAIL YOUR COMPLETED AND SIGNED PROOF OF CLAIM AND RELEASE POSTMARKED ON OR BEFORE _________, 2005, ADDRESSED AS FOLLOWS:

InterMune Securities Litigation
c/o Complete Claim Solutions, Inc.
P.O. Box 24623
West Palm Beach, FL 33416

If you are NOT a Member of the Settlement Class, as defined in the Notice of Pendency and Proposed Settlement of Class Action (“Notice”), DO NOT submit a Proof of Claim and Release form.

      4. If you are a Member of the Settlement Class, you are bound by the terms of any judgment entered in the Litigation, WHETHER OR NOT YOU SUBMIT A PROOF OF CLAIM AND RELEASE FORM.

II. DEFINITIONS

      1. “Defendants” means InterMune and the Individual Defendants.

      2. “Individual Defendants” means W. Scott Harkonen and Sharon Surrey-Barbari.

      3. “Released Persons” means each and all of the Defendants and each and all of their Related Parties.

PROOF OF CLAIM AND RELEASE — C-03-2954-SI	-1-

III. CLAIMANT IDENTIFICATION

      1. If you purchased InterMune common stock and held the certificate(s) in your name, you are the beneficial purchaser as well as the record purchaser. If, however, as is more typical, the certificate(s) were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial purchaser and the third party is the record purchaser.

      2. Use Part I of this form entitled “Claimant Identification” to identify yourself as the purchaser of the InterMune common stock that forms the basis of this claim. THIS CLAIM MUST BE FILED BY THE ACTUAL BENEFICIAL PURCHASER OR PURCHASERS, OR THE LEGAL REPRESENTATIVE OF SUCH PURCHASER OR PURCHASERS OF THE INTERMUNE COMMON STOCK UPON WHICH THIS CLAIM IS BASED.

      3. All joint purchasers must sign this claim. Executors, administrators, guardians, conservators and trustees must complete and sign this claim on behalf of Persons represented by them and their authority must accompany this claim and their titles or capacities must be stated. The Social Security (or taxpayer identification) number and telephone number of the beneficial owner may be used in verifying the claim. Failure to provide the foregoing information could delay verification of your claim or result in rejection of the claim.

IV. CLAIM FORM

      1. Use Part II of this form entitled “Schedule of Transactions in InterMune Common Stock” to supply all required details of your transaction(s) in InterMune common stock. If you need more space or additional schedules, attach separate sheets giving all of the required information in substantially the same form. Sign and print or type your name on each additional sheet.

      2. On the schedules, provide all of the requested information with respect to all of your purchases and all of your sales of InterMune common stock which took place at any time beginning August 8, 2002 through June 11, 2003, inclusive (the “Settlement Class Period”), whether such transactions resulted in a profit or a loss. Failure to report all such transactions may result in the rejection of your claim.

PROOF OF CLAIM AND RELEASE — C-03-2954-SI	-2-

      3. List each transaction in the Settlement Class Period separately and in chronological order, by trade date, beginning with the earliest. You must accurately provide the month, day and year of each transaction you list.

      4. Broker confirmations or other documentation of your transactions in InterMune common stock should be attached to your claim. Failure to provide this documentation could delay verification of your claim or result in rejection of your claim.

      5. The above requests are designed to provide the minimum amount of information necessary to process the most simple claims. The Claims Administrator may request additional information as required to efficiently and reliably calculate your losses. In some exceptional cases where the Claims Administrator cannot perform the calculation accurately or at a reasonable cost to the Settlement Class with the information provided, the Claims Administrator may condition acceptance of the claim upon the production of additional information and/or the hiring of an accounting expert at the Claimant’s cost.

PROOF OF CLAIM AND RELEASE — C-03-2954-SI	-3-

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
In re InterMune, Inc. Securities Litigation
Master File No. C-03-2954-SI
PROOF OF CLAIM
Must be Postmarked No Later Than:
          , 2005
Please Type or Print

PART I: CLAIMANT IDENTIFICATION

Beneficial Owner’s Name (First, Middle, Last)

Street Address

City	State Zip Code

Foreign Province	Foreign Country

Individual
Social Security Number or
Taxpayer Identification Number		Corporation/Other

(work)
Area Code	Telephone Number

(home)
Area Code	Telephone Number

Record Owner’s Name (if different from beneficial owner listed above); e.g. bokerage firm, bank, nominee, etc.

PROOF OF CLAIM AND RELEASE — C-03-2954-SI	-4-

PART II: SCHEDULE OF TRANSACTIONS IN INTERMUNE COMMON STOCK

A.  Number of shares of InterMune common stock held by you at the beginning of trading on August 8, 2002: _________

B.  InterMune Common Stock Purchases (August 8, 2002 – June 11, 2003, inclusive):

Trade Date	Number of	Purchase Price	Total
Mo. Day Year	Shares Purchased	Per Share	Purchase Price*
1.	1.	1.	1.

2.	2.	2.	2.

3.	3.	3.	3.

C.  InterMune Common Stock Sales (August 8, 2002 – June 11, 2003, inclusive):

Trade Date	Number of	Sale Price	Total
Mo. Day Year	Shares Sold	Per Share	Sales Price*
1.	1.	1.	1.

2.	2.	2.	2.

3.	3.	3.	3.

D.	Number of shares of InterMune common stock held at close of trading on June 11, 2003: _________

If you require additional space, attach extra schedules in the same format as above. Sign and print your name on each additional page.

YOU MUST READ AND SIGN THE RELEASE ON PAGE ______.

* Excluding Taxes, Fees and Commissions.

PROOF OF CLAIM AND RELEASE — C-03-2954-SI	-5-

V. SUBMISSION TO JURISDICTION OF COURT AND ACKNOWLEDGMENTS

      I submit this Proof of Claim and Release under the terms of the Stipulation of Settlement dated as of May ___, 2005 (“Stipulation”) described in the Notice. I also submit to the jurisdiction of the United States District Court for the Northern District of California, with respect to my claim as a Settlement Class Member (as defined in the Notice) and for purposes of enforcing the release set forth herein. I further acknowledge that I am bound by and subject to the terms of any judgment that may be entered in the Litigation. I agree to furnish additional information to Lead Counsel to support this claim if required to do so. I have not submitted any other claim covering the same purchases or sales of InterMune common stock during the Settlement Class Period and know of no other Person having done so on my behalf.

VI. RELEASE

      1. I hereby acknowledge full and complete satisfaction of, and do hereby fully, finally and forever settle, release, relinquish and discharge, all of the Released Claims against each and all of the Defendants and each and all of their “Related Parties,” defined as each of a Defendant’s past or present directors, officers, employees, partners, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, investment advisors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of an Individual Defendant’s immediate family, or any trust of which the Individual Defendant is the settlor or which is for the benefit of the Individual Defendant’s family.

      2. “Released Claims” shall collectively mean all claims (including “Unknown Claims” as defined below), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations, by the Lead Plaintiff or any Settlement Class Member against the Defendants arising out of, relating to, or in connection with the purchase of InterMune common

PROOF OF CLAIM AND RELEASE — C-03-2954-SI	-6-

stock by the Lead Plaintiff or any Settlement Class Member during the Settlement Class Period and any and all claims arising out of, relating to, or in connection with the settlement or resolution of this matter.

      3. “Unknown Claims” shall collectively mean all claims, demands, rights, liabilities, and causes of action of every nature and description which the Lead Plaintiff or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiff shall expressly waive, and each of the Settlement Class Members shall be deemed to have waived, and by operation of the Judgment shall have waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Lead Plaintiff shall expressly and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Lead Plaintiffs and Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Lead Plaintiff shall expressly fully, finally and forever settle and release, and each Settlement Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule,

PROOF OF CLAIM AND RELEASE — C-03-2954-SI	-7-

without regard to the subsequent discovery or existence of such different or additional facts. The Lead Plaintiff acknowledges, and the Settlement Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

      4. This release shall be of no force or effect unless and until the Court approves the Stipulation and it becomes effective on the Effective Date.

      5. I (We) hereby warrant and represent that I (we) have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, any matter released pursuant to this release or any other part or portion thereof.

      6. I (We) hereby warrant and represent that I (we) have included information about all of my (our) transactions in InterMune common stock that occurred during the Settlement Class Period as well as the number of shares of InterMune common stock held by me (us) at the opening of trading on August 8, 2002, and at the close of trading on June 11, 2003.

PROOF OF CLAIM AND RELEASE — C-03-2954-SI	-8-

SUBSTITUTE FORM W-9

Request for Taxpayer Identification Number (“TIN”) and Certification

PART I

NAME:

Check appropriate box:

☐	Individual/Sole Proprietor			☐	Pension Plan
☐	Corporation	☐	Partnership	☐	Trust
☐	IRA	☐	Other

      Enter TIN on appropriate line.

•	For individuals, this is your Social Security Number (“SSN”).

•	For sole proprietors, you must show your individual name, but your may also enter your business or “doing business as” name. You may enter either your SSN or your Employer Identification Number (“EIN”).

•	For other entities, it is your EIN.

______ - ______ - ______	or	___ - _____________________
Social Security Number		Employer Identification Number

PART II

For Payees Exempt from Backup Withholding

      If you are exempt from backup withholding, enter your correct TIN in Part I and write “exempt” on the following line:

PART III

Certification

UNDER THE PENALTY OF PERJURY, I (WE) CERTIFY THAT:

1.	The number shown on this form is my correct TIN; and

2.	I (we) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(C) of the Internal Revenue Code because: (a) I am (we are) exempt from backup withholding; or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE:	If you have been notified by the Internal Revenue Service that you are subject to backup withholding, you must cross out Item 2 above.

PROOF OF CLAIM AND RELEASE — C-03-2954-SI	-9-

      SEE ENCLOSED FORM W-9 INSTRUCTIONS

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

      I declare under penalty of perjury under the laws of the United States of America that the foregoing information supplied by the undersigned is true and correct.

Executed this	day of	,
(Month/Year)

in	,	.
	(City)	(State/Country)

(Sign your name here)

(Type or print your name here)

(Capacity of person(s) signing, e.g., Beneficial Purchaser, Executor or Administrator)

ACCURATE CLAIMS PROCESSING TAKES A

SIGNIFICANT AMOUNT OF TIME.

THANK YOU FOR YOUR PATIENCE.

Reminder Checklist:

      1. Please sign the above release and declaration.

      2. Remember to attach supporting documentation, if available.

      3. Do not send original stock certificates.

      4. Keep a copy of your claim form for your records.

      5. If you desire an acknowledgment of receipt of your claim form, please send it Certified Mail, Return Receipt Requested.

      6. If you move, please send us your new address.

PROOF OF CLAIM AND RELEASE — C-03-2954-SI	-10-

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

In re INTERMUNE, INC. SECURITIES	)	Master File No. C-03-2954-SI
LITIGATION	)
	)	CLASS ACTION

)
This Document Relates To:	)	SUMMARY NOTICE
)
ALL ACTIONS.	)	EXHIBIT A-3
)

TO:	ALL PERSONS WHO PURCHASED INTERMUNE, INC. (“INTERMUNE”) COMMON STOCK, DURING THE PERIOD BEGINNING AUGUST 8, 2002 THROUGH JUNE 11, 2003, INCLUSIVE

      YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Northern District of California, that a hearing will be held on ___, 2005, at ___a.m., before the Honorable Susan Illston at the United States Courthouse, 450 Golden Gate Avenue, San Francisco, California, for the purpose of determining (1) whether the proposed settlement of the claims in the Litigation for the sum of $10,400,000 in cash should be approved by the Court as fair, reasonable and adequate; (2) whether, thereafter, this Litigation should be dismissed with prejudice as set forth in the Stipulation of Settlement dated as of May ___, 2005; (3) whether the Plan of Allocation is fair, reasonable and adequate and therefore should be approved; and (4) whether the application of plaintiffs’ counsel for the payment of attorneys’ fees and reimbursement of expenses incurred in connection with this Litigation, and the application of Lead Plaintiff for reimbursement of expenses incurred in connection with this Litigation, should be approved.

      If you purchased or acquired InterMune common stock during the period August 8, 2002 through June 11, 2003, inclusive, your rights may be affected by the settlement of this Litigation. If you have not received a detailed Notice of Pendency and Proposed Settlement of Class Action and a copy of the Proof of Claim and Release, you may obtain copies by writing to InterMune Securities Litigation, c/o Complete Claim Solutions, Inc. P.O. Box 24623, West Palm Beach, FL 33416, or by visiting the website www.CompleteClaimSolutions.com/Intermune/ . If you are a Settlement Class Member, in order to share in the distribution of the Net Settlement Fund, you must submit a Proof of Claim and Release postmarked no later than ___, 2005, establishing that you are entitled to recovery.

      If you desire to be excluded from the Settlement Class, you must submit a Request for Exclusion postmarked, or actually received by the Claims Administrator, by ___, 2005, in the manner and form explained in the detailed Notice referred to above. All Members of the Settlement Class who have not requested exclusion from the Settlement Class will be bound by any judgment entered in the Litigation pursuant to the Stipulation of Settlement.

SUMMARY NOTICE — C-03-2954-SI	- 1 -

      Any objection to the settlement must be mailed or delivered such that it is received by each of the following no later than ___, 2005:

CLERK OF THE COURT
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
United States Courthouse
450 Golden Gate Avenue
San Francisco, CA 94102

Lead Counsel for Plaintiffs:

GOODKIND LABATON RUDOFF
     & SUCHAROW, LLP
100 Park Avenue, 12th Floor
New York, NY 10017-5563
Attn: Ira A. Schochet, Esq.

Counsel for Defendants:

Cooley Godward LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Attn: William S. Freeman, Esq.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE. If you have any questions about the settlement, you may contact Lead Counsel at the address listed above.

DATED:	, 2005
BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

SUMMARY NOTICE — C-03-2954-SI	- 2 -

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

In re INTERMUNE, INC. SECURITIES	)	Master File No. C-03-2954-SI
LITIGATION	)
	)	CLASS ACTION

)
This Document Relates To:	)	[PROPOSED] FINAL JUDGMENT AND
	)	ORDER OF DISMISSAL WITH PREJUDICE
ALL ACTIONS.	)
	)	EXHIBIT B

      This matter came before the Court for hearing pursuant to an Order of this Court, dated                     , 2005, on the application of the Settling Parties for approval of the settlement set forth in the Stipulation of Settlement dated as of May ___, 2005 (the “Stipulation”). Due and adequate notice having been given of the settlement as required in said Order, and the Court having considered all papers filed and proceedings held herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

      1. This Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings set forth in the Stipulation.

      2. This Court has jurisdiction over the subject matter of the Litigation and over all parties to the Litigation, including all Members of the Settlement Class.

      3. Except as to any individual claim of those Persons (identified in Exhibit 1 attached hereto) who have validly and timely requested exclusion from the Settlement Class, the Litigation and all claims contained therein, including all of the Released Claims, are dismissed with prejudice as to the Lead Plaintiff and the other Members of the Settlement Class, and as against each and all of the Released Persons. The parties are to bear their own costs, except as otherwise provided in the Stipulation.

      4. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, this Court hereby approves the settlement set forth in the Stipulation and finds that said settlement is, in all respects, fair, reasonable and adequate to, and is in the best interests of, the Lead Plaintiff, the Settlement Class and each of the Settlement Class Members. This Court further finds the settlement set forth in the Stipulation is the result of arm’s-length negotiations between experienced counsel representing the interests of the Lead Plaintiff, the Settlement Class Members and the Defendants. Accordingly, the settlement embodied in the Stipulation is hereby approved in all respects and shall be consummated in accordance with its terms and provisions. The Settling Parties are hereby directed to perform the terms of the Stipulation.

      5. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, the Court hereby certifies, for purposes of effectuating this settlement, a Settlement Class of all Persons who

[PROPOSED] FINAL JUDGMENT AND ORDER OF
DISMISSAL WITH PREJUDICE — C-03-2954-SI	-1-

purchased or acquired InterMune common stock during the period between August 8, 2002 and June 11, 2003, inclusive. Excluded from the Settlement Class are Defendants, members of the immediate families of the Individual Defendants, any entity in which any Defendant has or had a controlling interest, current or former directors and officers of InterMune , and the legal representatives, heirs, successors, or assigns of any such excluded person or entity. Also excluded from the Settlement Class are those Persons who timely and validly requested exclusion from the Settlement Class pursuant to the Notice of Pendency and Proposed Settlement of Class Action, as identified in Exhibit 1 hereto.

      6. With respect to the Settlement Class, this Court finds for the purposes of effectuating this settlement that (a) the Members of the Settlement Class are so numerous that joinder of all Settlement Class Members in the Litigation is impracticable; (b) there are questions of law and fact common to the Settlement Class which predominate over any individual questions; (c) the claims of the Lead Plaintiff are typical of the claims of the Settlement Class; (d) the Lead Plaintiff and Lead Counsel have fairly and adequately represented and protected the interests of all of the Settlement Class Members; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering: (i) the interests of the Members of the Settlement Class in individually controlling the prosecution of the separate actions; (ii) the extent and nature of any litigation concerning the controversy already commenced by Members of the Settlement Class: (iii) the desirability or undesirability of continuing the litigation of these claims in this particular forum; and (iv) the difficulties likely to be encountered in the management of the Litigation.

      7. Upon the Effective Date, the Lead Plaintiff and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Persons, whether or not such Settlement Class Member executes and delivers a Proof of Claim and Release form.

      8. All Settlement Class Members are hereby forever barred and enjoined from prosecuting the Released Claims against the Released Persons.

[PROPOSED] FINAL JUDGMENT AND ORDER OF
DISMISSAL WITH PREJUDICE — C-03-2954-SI	-2-

      9. Upon the Effective Date hereof, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settlement Class Members and their counsel from all claims (including unknown claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.

      10. The distribution of the Notice of Pendency and Proposed Settlement of Class Action and the publication of the Summary Notice as provided for in the Order Preliminarily Approving Settlement and Providing for Notice constituted the best notice practicable under the circumstances, including individual notice to all Members of the Settlement Class who could be identified through reasonable effort. Said Notice provided the best notice practicable under the circumstances of those proceedings and of the matters set forth therein, including the proposed settlement set forth in the Stipulation, to all Persons entitled to such notice, and said Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23, the requirements of due process, and any other applicable law.

      11. Any plan of allocation submitted by Lead Counsel or any order entered regarding the attorneys’ fee and expense application and the Lead Plaintiff expense application shall in no way disturb or affect this Final Judgment and shall be considered separate from this Final Judgment.

      12. Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Defendants may file the Stipulation and/or the Judgment in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

      13. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this settlement and any award or distribution of

[PROPOSED] FINAL JUDGMENT AND ORDER OF
DISMISSAL WITH PREJUDICE — C-03-2954-SI	-3-

the Settlement Fund, including interest earned thereon; (b) disposition of the Settlement Fund; (c) hearing and determining applications for attorneys’ fees and expenses in the Litigation and for reimbursement of the Lead Plaintiff’s costs and expenses incurred in the Litigation; and (d) all parties hereto for the purpose of construing, enforcing and administering the Stipulation.

      14. The Court finds that during the course of the Litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.

      15. In the event that the settlement does not become effective in accordance with the terms of the Stipulation or the Effective Date does not occur, or in the event that the Settlement Fund, or any portion thereof, is returned to the Defendants, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

DATED:

THE HONORABLE SUSAN ILLSTON
UNITED STATES DISTRICT JUDGE

Submitted by:

GLANCY BINKOW & GOLDBERG LLP
Lionel Z. Glancy #134180
Peter A. Binkow #173848
Michael Goldberg #188669
Susan Kupfer #141724
1801 Ave. of the Stars, Suite 311
Los Angeles, CA 90067
Tel: (310) 201-9150
Fax: (310) 201-9160

Local Counsel for Lead Plaintiff and the Settlement Class

GOODKIND LABATON RUDOFF & SUCHAROW LLP
Ira A. Schochet
Richard T. Joffe
100 Park Avenue
New York, NY 10017
Tel: (212) 907-0700
Fax: 818-0477

Lead Counsel for Lead Plaintiff and the Settlement Class

[PROPOSED] FINAL JUDGMENT AND ORDER OF
DISMISSAL WITH PREJUDICE — C-03-2954-SI	-4-

LERACH COUGHLIN STOIA & ROBBINS LLP
Kimberly C. Epstein
Eli R. Greenstein
100 Pine Street, Suite 2000
San Francisco, CA 94111
Tel: (415) 288-4545
Fax: (415) 288-4534

ROY L. JACOBS
292 Madison Avenue — 15th Floor
New York, NY 10016
Tel: (646) 742-9860
Fax: (212) 504-8343

Additional Counsel for Lead Plaintiff and the Settlement Class

[PROPOSED] FINAL JUDGMENT AND ORDER OF
DISMISSAL WITH PREJUDICE — C-03-2954-SI	-5-

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

In re INTERMUNE, INC. SECURITIES LITIGATION	)	Master File No. C-03-2954-SI
)
	)	CLASS ACTION
)
This Document Relates To:	)	STIPULATION OF SETTLEMENT
)
ALL ACTIONS.	)
)
)

SUPPLEMENTAL AGREEMENT

      Pursuant to the Stipulation of Settlement between the Plaintiff Class and Defendants W. Scott Harkonen, Sharon Surrey-Barbari and InterMune, Inc., dated as of May ___, 2005 (the “Settlement Stipulation”), this Supplemental Agreement is made by and among the parties to the Settlement Stipulation.

      1. All terms used in this Supplemental Agreement shall have the same meanings as in the Settlement Stipulation.

      2. Subject to the provisions of paragraph 3 hereof, Defendants, together, shall have the option to terminate the Settlement in the event Persons who would otherwise be members of the Settlement Class elect to be excluded from the Settlement Class, such that more than ten per cent (10%) of the shares of InterMune stock that would be eligible to receive a recovery under the terms of the Stipulation, an aggregate number that Lead Plaintiff has determined equals 38.5 million shares, have been excluded from the Settlement.

      3. It is expressly understood and agreed that the only persons and entities who may file requests for exclusion at this time are those persons and entities who would otherwise be members of the Settlement Class.

      4. Lead Counsel shall cause the Claims Administrator to transmit all Requests for exclusion by fax or electronic delivery to counsel for Defendants within two business days of receipt by the Claims Administrator.

      5. If Defendants elect to exercise the option to terminate the Settlement, written notice of such election must be provided to Plaintiff’s Counsel on or before five calendar days prior to the Settlement Fairness Hearing.

      6. In the event that Defendants file a written notice of intent to terminate the Settlement, Defendants may withdraw their election by providing written notice of such withdrawal, by fax or electronic delivery, to Plaintiff’s Counsel no later than 5:00 P.M. Pacific Time on the day prior to the Settlement Fairness Hearing, or by such later date as shall be agreed upon in writing as between Plaintiffs’ Counsel and counsel for Defendants.

      7. If Defendants elect to terminate, Plaintiffs’ Counsel may, within five days of receipt of such notice of intention (or such longer period as shall be agreed upon in writing between Plaintiffs’ Counsel and counsel for Defendants), review the validity of any request for exclusion and may attempt to cause retraction or withdrawal of any request for exclusion. If, within the five day period (or any longer period agreed upon in writing), Plaintiffs’ Counsel succeeds in causing the filing of retractions or withdrawals of a sufficient number of requests for exclusion such that the number of shares represented by the remaining requests for exclusion does not constitute grounds for termination of participation, then any such termination by Defendants shall automatically be deemed to be a nullity. To retract or withdraw a prior request for exclusion, a member of the Settlement Class must file a signed, written notice with the Court stating the person’s or entity’s desire to retract or withdraw his, her, or its request for exclusion and that person’s or entity’s desire to be bound by any judgment and settlement in this action; provided, however, that the filing of such written notice may be effected by Plaintiff’s Counsel, as long as it is personally executed by the Settlement Class Member.

      8. If Defendants elect to terminate, and such termination is not withdrawn or nullified, the Settlement Stipulation shall be withdrawn and terminated and deemed null and void in accordance with its provisions.

DATED:                     , 2005

GOODKIND LABATON RUDOFF
& SUCHAROW LLP

Ira A. Schochet
Richard T. Joffe
100 Park Avenue
New York, New York 10017
Tel: (212) 907-0700
Fax: 818-0477

Attorneys for Lead Plaintiff
And the Settlement Class

COOLEY GODWARD LLP

William S. Freeman
Mary Beth O’Connor
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Tel: (650) 843-5000
Fax: (650) 849-7400

Attorneys for Defendants
W. Scott Harkonen
Sharon Surrey-Barbari
InterMune, Inc.